UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2016

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Community Bank System, Inc. (the “Company”) was held on May 18, 2016 in Oneida, New York.  At the Annual Meeting, the Company’s shareholders (i) elected four directors, (ii) approved on a non-binding advisory basis the Company’s executive compensation as set forth in the proxy statement, and (iii) ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016.

1.          The Company’s shareholders elected four individuals to the Board of Directors as set forth below:

Name of Director	Number of Votes
	For	Withheld	Broker Non-Votes
Mark J. Bolus	32,954,203	482,251	5,154,788
Nicholas A. DiCerbo	28,571,094	4,865,359	5,154,788
James A. Gabriel	32,050,887	1,385,566	5,154,788
Edward S. Mucenski	33,007,602	428,852	5,154,788

2.          The Company’s shareholders approved, on a non-binding advisory vote, our executive compensation programs as described in the proxy statement as set forth below:

For	Against	Abstain	Broker Non-Votes
31,558,090	1,378,925	499,439	5,154,788

3.          The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 as set forth below:

For	Against	Abstain
38,434,526	99,530	57,185

Item 8.01	Other Events

On May 20, 2016, the Company issued a press release announcing the results of its Annual Meeting and the approval by the Board of Directors of a regular quarterly dividend of $0.31 per share payable on July 11, 2016, to shareholders of record as of June 15, 2016.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ George J. Getman
Name:	George J. Getman
Title:	EVP and General Counsel

Dated:  May 20, 2016